UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	No.)	Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2007, the Board of Directors of CheckFree Corporation (the “Company”) appointed Samuel R. Schwartz as Senior Vice President, Controller and Chief Accounting Officer to hold the Company’s principal accounting officer position.
     Prior to joining the Company, Mr. Schwartz, age 57, served as Vice President, Controller and Chief Accounting Officer and a member of the Executive Management Operating Committee of Serologicals Corporation from March 1998 to December 2006. From 1991 to 1997 Mr. Schwartz was CEO/owner of a private manufacturing and distribution company, and from 1973 to 1990 he worked in public accounting with Coopers & Lybrand, L.L.P., the last five years as an audit partner. Mr. Schwartz currently serves as a member of the Board of Directors and Chairman of the Audit Committee for ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions. He received his B.S. degree in Industrial Management from Georgia Tech and an MBA from Georgia State University. Mr. Schwartz has been a certified public accountant since 1975.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: January 22, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer

3